UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2013 (November 5, 2013)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	0-26176	88-0336997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 5, 2013, the Board of Directors (the “Board”) of DISH Network Corporation appointed Charles M. Lillis as an independent member of the Board effective November 5, 2013.  Mr. Lillis was appointed to the Board following the recommendation of its Nominating Committee and will serve on the Audit, Executive Compensation, and Nominating Committees of the Board.

Mr. Lillis is currently an advisor to Wells Fargo Bank, N.A. (“Wells Fargo”).  Previously, Mr. Lillis was a co-founder and managing partner of Castle Pines Capital LLC (“Castle Pines Capital”) a private equity concern and a financial services entity.  Castle Pines Capital was acquired by Wells Fargo in 2011.  Mr. Lillis was also previously a co-founder and principal of LoneTree Capital Management LLC (“LoneTree Capital Management”), a private equity investing group formed in 2000.  Prior to LoneTree Capital Management, Mr. Lillis served as Chairman of the board of directors and Chief Executive Officer of MediaOne Group, Inc. from its inception in 1995 through its acquisition by AT&T Corp., which was completed in 2000.  Mr. Lillis also has served on the boards of the following public companies: Medco Health Solutions, Inc. from 2005 to 2012; SUPERVALU Inc. from 1995 to 2011; The Williams Companies Inc. from 2000 to 2009; and Washington Mutual, Inc. from 2005 to 2009.  The Board concluded that Mr. Lillis should serve as a member of the Board due, among other things, to his financial and managerial experience.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION

Date: November 7, 2013	By:	/s/R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary